EXHIBIT 31.1

CERTIFICATIONS

I, D. Sean McEwen, Chief Executive Officer and President, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of KonaTel, Inc.; and

2. Based upon my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: May 18, 2020

	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chief Executive Officer and President